UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2021

CHENIERE CORPUS CHRISTI HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-215435	47-1929160
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street, Suite 1900

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 375-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On August 17, 2021, Cheniere Corpus Christi Holdings, LLC (“CCH”), an indirect, wholly-owned subsidiary of Cheniere Energy, Inc. (“Cheniere”), and CCH’s subsidiaries Corpus Christi Liquefaction, LLC (“CCL”), Cheniere Corpus Christi Pipeline, L.P. (“CCP”) and Corpus Christi Pipeline GP, LLC (“CCP GP” and together with CCL and CCP, each, a “Guarantor” and collectively, the “Guarantors”), as guarantors, entered into a Purchase Agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC as representative of the initial purchasers named therein (the “Initial Purchasers”) to issue and sell to the Initial Purchasers $750 million aggregate principal amount of its fully amortizing 2.742% Senior Secured Notes due 2039 (the “Notes”).

The Purchase Agreement contains customary representations, warranties and agreements by CCH and the Guarantors and customary conditions to closing and indemnification obligations of CCH and the Guarantors and the Initial Purchasers. The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

Certain Initial Purchasers and their affiliates have provided in the past, to CCH and its subsidiaries and Cheniere and certain other affiliates of Cheniere, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

The sale of the Notes is not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes will be sold on a private placement basis in reliance on Section 4(a)(2) of the Securities Act and Rule 144A and Regulation S thereunder.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes, and it shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01 Financial Statements and Exhibits.

d)	Exhibits

Exhibit Number	Description

1.1*	Purchase Agreement, dated as of August 17, 2021, among Cheniere Corpus Christi Holdings, LLC and Corpus Christi Liquefaction, LLC, Cheniere Corpus Christi Pipeline, L.P. and Corpus Christi Pipeline GP, LLC, as guarantors, and Morgan Stanley & Co. LLC, for itself and as representative of the purchasers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC

Date: August 20, 2021	By:	/s/ Zach Davis
		Name:	Zach Davis
		Title:	President and Chief Financial Officer